UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2024

ASTRONICS CORPORATION
(Exact name of registrant as specified in its charter)

New York	0-7087	16-0959303
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
130 Commerce Way East Aurora, New York	14052
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (716) 805-1599
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATRO	NASDAQ Stock Market
Securities registered pursuant to Section 12(g) of the Act: None
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
The disclosure set forth in Item 2.03 below is incorporated in this Item 1.01 by reference.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Astronics Corporation (the “Company”) amended its existing asset-based credit facility on March 27, 2024 by entering into the Third Amendment (the “ABL Amendment”) to the Sixth Amended and Restated Credit Agreement (the “ABL Agreement”), as amended, with HSBC Bank USA, National Association, as Agent and Co-Collateral Agent, Wells Fargo Bank, N.A., as Co-Collateral Agent, and the lenders signatory thereto. The ABL Amendment increased the maximum aggregate amount that the Company can borrow under the revolving credit line by $5 million, from $115 million to $120 million, with borrowings subject to a borrowing base determined primarily by inventory and accounts receivable. The increase will expire on the earlier of (x) the date on which the Agent receives the quarterly financial statements for the fiscal quarter ending March 31, 2024, and (y) May 15, 2024. The previous temporary increase in the revolving credit line to $120 million had expired on February 1, 2024.

The ABL Amendment also amends certain financial covenants to (i) increase the maximum amount of capital expenditures that the Company and its subsidiaries are permitted to make during four consecutive fiscal quarter periods ending on specified dates, and (ii) decrease the minimum amount of Consolidated EBITDA (as defined in the ABL Agreement) that the Company and its subsidiaries are required to earn during the four consecutive fiscal quarter periods ending as of the end of the first, second and third quarters of 2024 (collectively, the “Covenant Changes”).

The Company also entered into Amendment No. 2 (the “Term Loan Amendment”) to Credit Agreement (the “Term Loan Agreement”) on March 27, 2024, with Great Rock Capital Partners Management, LLC, as Agent, and the lenders signatory thereto. The Term Loan Amendment implemented the Covenant Changes with respect to the Term Loan Agreement.

The above description does not purport to be complete and is qualified in its entirety by reference to (i) the ABL Amendment and the Term Loan Amendment, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and incorporated herein by reference, (ii) the ABL Agreement and Term Loan Agreement, which were filed as Exhibits 10.1 and 10.2 to the Company’s Current Report on Form 8-K filed on January 19, 2023 and incorporated herein by reference, (iii) the First Amendment to the ABL Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on June 28, 2023 and incorporated herein by reference, (iv) the Second Amendment to the ABL Agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 1, 2023 and incorporated herein by reference, and (v) Amendment No. 1 to the Term Loan Agreement, which was filed as Exhibit 10.23 to the Company’s Annual Report on Form 10-K filed on March 5, 2024 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit	Description
10.1	Third Amendment to Sixth Amended and Restated Credit Agreement, entered into as of March 27, 2024, by and among Astronics Corporation, the other Loan Parties party thereto, each Lender party thereto, HSBC Bank USA, National Association, as Agent, Co-Collateral Agent, Swing Line Lender and Issuing Bank, and Wells Fargo Bank, N.A., as Joint Lead Arranger and Co-Collateral Agent
10.2	Amendment No. 2 to Credit Agreement, entered into as of March 27, 2024, by and among Astronics Corporation, the other Loan Parties party thereto, the lenders party thereto and Great Rock Capital Partners Management, LLC, as agent
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Astronics Corporation

Dated:	April 1, 2024	By:	/s/ David C. Burney
		Name:	David C. Burney
Executive Vice President and Chief Financial Officer